Exhibit 10.1

Execution Version

€300,000,000

BELDEN INC.
(a Delaware corporation)

3.375% Senior Subordinated Notes due 2031

PURCHASE AGREEMENT
July 14, 2021

        July 14, 2021
Deutsche Bank AG, London Branch
The other Initial Purchasers listed in Schedule 1
c/o Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Ladies and Gentlemen:
Belden Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Deutsche Bank AG, London Branch is acting as Representative (in such capacity, the “Representative”), €300,000,000 aggregate principal amount of its 3.375% Senior Subordinated Notes due 2031 (the “Notes”), which will be unconditionally guaranteed on a senior subordinated basis as to principal, premium, if any, and interest (the “Guarantees” and together with the Notes, the “Securities”) by the subsidiaries of the Company named in Schedule II hereto (each individually, a “Guarantor” and collectively, the “Guarantors”). The Notes will be issued pursuant to an Indenture ( the “Indenture”), dated as of the Closing Date (as defined in Section 2), among the Company, the Guarantors, Deutsche Trustee Company Limited, as Trustee (the “Trustee”), and Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar.
The Notes will be issued only in the form of global notes registered in the name of a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking société anonyme (“Clearstream”), or a nominee of such common depositary. This Purchase Agreement (this “Agreement”) and the Indenture are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”
The Notes (and the related Guarantees) will be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers or persons reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Purchasers have advised the Company that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Representative deems advisable.

Concurrently with the issuance of the Notes, the Company will redeem all of its outstanding 2.875% Senior Subordinated Notes due 2025 (the “2025 Notes”) pursuant to the terms of the indenture governing the 2025 Notes and will pay related fees and expenses in connection therewith.
In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated July 14, 2021 (including the information incorporated by reference therein, the “Preliminary Memorandum”), an Offering Memorandum (as defined below) and a Final Memorandum (as defined below). The Final Memorandum, the Preliminary Memorandum and the Offering Memorandum are each referred to herein as a “Memorandum.” Each Memorandum sets forth certain information concerning the Company, the Guarantors, the Securities, the Transaction Documents and the Transactions. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers.
Prior to the time when the sales of the Notes were first made (the “Time of Sale”), the Company has prepared and delivered to the Initial Purchasers a pricing supplement (the “Pricing Supplement”), dated July 14, 2021. In connection with the sale of the Notes, the Company has prepared an electronic road show (the “Company Additional Written Information”). The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”
Promptly after the Time of Sale, and in any event no later than the second business day following the Time of Sale, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (including the information incorporated by reference therein, the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement.
1.Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each of the Initial Purchasers that:
(a)    The Offering Memorandum at the Time of Sale did not and, at the Closing Date, will not contain; the Company Additional Written Information (when taken together with the Offering Memorandum), at the Time of Sale did not and, at the Closing Date, will not contain; and the Final Memorandum, and any amendment or supplement thereto, as of its date and as of the Closing Date will not, in each case, contain any untrue statement of a material fact or, in each case, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Memorandum and the

Company Additional Written Information made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers through the Representative expressly for use therein, as specified in Section 12. The Company and the Guarantors have not distributed or referred to and will not distribute or refer to any written communication (as defined in Rule 405 of the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Preliminary Memorandum, (ii) the Offering Memorandum, (iii) the Final Memorandum and (iv) the Company Additional Written Information. The statistical and industry data included in each Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.
(b)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, earnings, financial condition, results of operations or management of the Company and its Subsidiaries (as defined below), considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company and each Guarantor to perform its obligations under the Notes, the Guarantees or the Transaction Documents.
(c)    Each of the Company and each Guarantor has full power (corporate and other) to own or lease its properties and conduct its business as described in each Memorandum; and each of the Company and each Guarantor has full power (corporate and other) to enter into the Transaction Documents and to execute, deliver and perform the Securities and to carry out all the terms and provisions hereof and thereof to be carried out by it.
(d)    The capitalization of the Company is as set forth in the Offering Memorandum and the Final Memorandum under the caption “Capitalization.” All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.
(e)    Each Subsidiary (as defined in Rule 405 under the Securities Act) of the Company (each, a “Subsidiary”) has been duly incorporated or organized, is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the

Offering Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each Subsidiary (and, in the case of entities which are not wholly-owned as set forth on Schedule III hereto, all of the issued shares of capital stock or other ownership interests of each such entity that are owned by the Company or any of its Subsidiaries) have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or through wholly-owned Subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Offering Memorandum and the Final Memorandum.
(f)    No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as provided (i) by applicable laws or regulations, (ii) by the Indenture, (iii) by that certain indenture governing the Company’s 4.125% Senior Subordinated Notes due 2026, dated as of October 10, 2016, by and among the Company, the guarantors named party thereto, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar, (iv) by that certain indenture governing the Company’s 3.375% Senior Subordinated Notes due 2027, dated as of July 6, 2017, by and among the Company, the guarantors named party thereto, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar, (v) by that certain indenture governing the 2025 Notes, dated as of September 19, 2017, by and among the Company, the guarantors named party thereto, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar, (vi) by that certain indenture governing the Company’s 3.875% Senior Subordinated Notes due 2028, dated as of March 14, 2018, by and among the Company, the guarantors named party thereto, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar, and (vii) by that certain amended and restated credit agreement, dated as of May 16, 2017, by and among the Company, the foreign borrowers party thereto, the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent and Citibank, N.A. and U.S. Bank National Association, as co-documentation agents, or (viii) as disclosed in the Offering Memorandum and the Final Memorandum.

(g)    Ernst & Young LLP, who has either audited or conducted an interim review of the Company’s historical consolidated financial statements included or incorporated by reference in the Offering Memorandum and the Final Memorandum and delivered its report with respect to the Company’s audited historical consolidated financial statements in the Offering Memorandum and the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
(h)    The historical consolidated financial statements (including the notes thereto) of the Company and its consolidated Subsidiaries included and/or incorporated by reference in the Offering Memorandum and the Final Memorandum fairly present the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply in all material respects as to form with the applicable accounting requirements of Regulation S-X under the Securities Act; the information set forth under the caption “Summary – Summary Consolidated Historical Financial Data of Belden Inc.” in the Offering Memorandum and the Final Memorandum has been fairly extracted from the financial statements of the Company and its consolidated Subsidiaries, fairly presents the information included therein and has been compiled on a basis consistent with that of the audited financial statements included and/or incorporated by reference in the Offering Memorandum and the Final Memorandum. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Securities and Exchange Commission’s (the “Commission”) rules and guidelines applicable thereto.
(i)    Subsequent to the respective dates as of which information is given in the Offering Memorandum and the Final Memorandum, (i) none of the Company and its Subsidiaries have incurred any liability or obligation, direct or contingent, or entered into any transaction in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock and, except for regular quarterly dividends on the common stock, par value $0.01 of the Company in amounts per share that are consistent with past practice, has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, except, with respect to (i) through (iii) of this Section 1(i), as disclosed in the Offering Memorandum and the Final Memorandum or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(j)    The Company and its Subsidiaries (taken as a whole) maintain (a) effective internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(k)    The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(l)    This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.
(m)    The Indenture has been duly authorized by the Company and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and each Guarantor and, assuming due authorization and execution thereof by the Trustee, will constitute the legal, valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

the Indenture will conform in all material respects to the description thereof in the Offering Memorandum and the Final Memorandum.
(n)    On the Closing Date, the Indenture will conform, in all material respects, to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
(o)    The Notes have been duly authorized by the Company and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture; the Guarantees have been duly authorized by the Guarantors and, on the Closing Date, upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute legal, valid and binding obligations of each of the Guarantors, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture; and the Notes and the Guarantees will conform in all material respects to the descriptions thereof in the Offering Memorandum and the Final Memorandum.
(p)    The execution, delivery and performance of this Agreement and the performance of other Transaction Documents by the Company and each Guarantor, the issuance and sale of the Notes, the issuance of the Guarantees and the compliance by the Company and each Guarantor with all of the provisions of the Notes, the Guarantees, the Indenture and this Agreement and the consummation of the Transactions will not: (i) violate or conflict with the certificate of incorporation or by-laws or other constitutive documents of the Company or any of its Subsidiaries; (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or any of their respective properties are subject, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any of its Subsidiaries, except in the case of this clause (ii) for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (iii) (assuming, as to matters of fact, the accuracy of the representations and warranties of the Initial Purchasers contained herein) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, except (v) such as may be required under the rules and regulations of the Irish Stock Exchange (the “Exchange”) with respect to the listing of the Notes on the official list of the Exchange and admitting the Notes to trading on the Global Exchange Market of the Exchange, (w) filings on Form 8-K under the Exchange Act disclosing the offer and sale of the Notes, (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes, (y) such as have been obtained or (z) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings or qualifications would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(q)    No legal or governmental proceedings or investigations are pending or, to the Company’s and the Guarantors’ knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject, other than proceedings accurately described in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum and such proceedings or investigations that would not, singly or in the aggregate, result in a Material Adverse Effect.
(r)    There are no relationships, direct or indirect, between or among the Company or any of its Subsidiaries, on the one hand, and the respective directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Offering Memorandum and the Final Memorandum; and there are no contracts or other documents that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Offering Memorandum and the Final Memorandum.
(s)    Each of the Company and each Guarantor is not now nor, after giving effect to the issuance of the Notes and the Guarantees and the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, will be (in each case on a consolidated basis) (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.
(t)    The Company and its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”) (“Affiliates”)) have not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Offering Memorandum, the Final Memorandum, Company Additional Written Information or any amendment or supplement thereto and other materials, if any, permitted by the Securities Act and the U.K. Financial Services and Markets Act 2000 (“FSMA”), or regulations promulgated pursuant to the Securities Act or FSMA, and approved by the parties to this Agreement.
(u)    The statements set forth in the Offering Memorandum and the Final Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “Description of Other Indebtedness” and “Certain United States Federal Income Tax Consequences,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof in all material respects.
(v)    The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except as (x) set forth in the Offering Memorandum and the Final Memorandum or (y) to the extent the failure to have such title or the existence of such pledges, liens, encumbrances, security interests or other defects or claims would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Any property leased by the Company and its Subsidiaries is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(w)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: no “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including the regulations and published interpretations thereunder, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) subject to ERISA that the Company or any of its Subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of its Subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”); and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Plan is in compliance with applicable law, including ERISA and the Code; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or is maintained pursuant to a master or prototype plan that is entitled to rely on a favorable opinion letter, from the Internal Revenue Service and to the Company’s and the Guarantors’ knowledge, no event has occurred and no condition exists that would reasonably be expected to result in the revocation of any such determination letter or opinion letter.
(x)    Except as disclosed in each Memorandum, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s and the Guarantors’ knowledge, is imminent or is threatened which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(y)    There are no proceedings for a merger, consolidation, liquidation or dissolution of the Company or any Guarantor or a sale of all or a material part of the assets of the Company and its Subsidiaries (taken as a whole); and, other than as disclosed in the Offering Memorandum, no probable material acquisition by the Company or any Guarantor is pending or contemplated.
(z)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries owns or otherwise possesses adequate rights to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other technology, data, proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted and proposed to be conducted as described in the Offering Memorandum; the conduct of the Company and its Subsidiaries’ respective businesses does not infringe, violate or otherwise conflict with the proprietary rights of any third party except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its Subsidiaries has received any notice, or is otherwise aware, of any infringement or violation of or conflict with such rights of any third party, which infringement, violation or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)    The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the business in which it is engaged; and none of the Company or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.
(bb)    Each of the Company and each of its Subsidiaries has complied with all laws, ordinances, regulations and orders applicable to the Company and its Subsidiaries, and their respective businesses, and none of the Company or any of its Subsidiaries has received any notice to the contrary; and each of the Company and its Subsidiaries possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum and the Final Memorandum, in each case issued by the appropriate national, regional, local or other governmental or regulatory authorities, except where the failure to so comply or to possess such Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(cc)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(dd)    (i)     The Company and each of its Subsidiaries is and for the applicable statute of limitations has been in compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments, decisions and decrees relating to: occupational health and workplace safety or pollution or protection of the Environment, including, without limitation, those relating to the management, Release, cleanup or remediation of Hazardous Materials (“Environmental Law”);
(ii) The Company and each of its Subsidiaries and their respective operations and properties has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”);
(iii) Neither the Company nor any of its Subsidiaries has received notice from a governmental authority alleging any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Law, including, for the investigation or remediation of any disposal, Release or threatened Release of any Hazardous Material; and
(iv) There are no past or present conditions or circumstances, including but not limited to on-site or off-site Release of any Hazardous Material, at, or arising out of, the respective businesses, assets and properties of the Company and each of its Subsidiaries or, to the knowledge of the Company, any business, assets or properties formerly leased, operated or owned by the Company or any of its Subsidiaries, which may reasonably be expected to give rise to: (w) liabilities or obligations incurred by the Company or its Subsidiaries for any cleanup, remediation or corrective action under any Environmental Law; (x) claims against the Company or its Subsidiaries arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (y) liabilities or obligations incurred by the Company or its Subsidiaries to comply with any Environmental Law; or (z) fines or penalties assessed against the Company or its Subsidiaries arising under any Environmental Law;
except in the case of subparagraphs (i) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or as disclosed in the Offering Memorandum and the Final Memorandum.
    For purposes of this Section 1(dd):
“Environment” means ambient air, indoor air, surface water, groundwater, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna;
“Hazardous Material” means any material, substance, chemical, pollutant, contaminant, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous or toxic, or that is classified or regulated as such under Environmental Laws.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.
(ee)    (i) Neither the Company nor any Guarantor is in violation of its certificate of incorporation or its bylaws or comparable organization documents, as applicable, and (ii) no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other similar financial agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties are subject, except in the case of clause for such violations, defaults or breaches that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ff)    Each of the Company and each of its Subsidiaries has timely filed all foreign, federal, state and local tax returns that are required to be filed (taking into account any valid extension) and has paid (or withheld as a withholding agent) all taxes (whether or not shown on a tax return) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) any tax, assessment, fine or penalty that is currently being contested in good faith and for which the Company and its Subsidiaries retains adequate reserves in accordance with United States generally accepted accounting principles or (ii) to the extent that any failure to file a return or pay any tax, assessment, fine or penalty would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no tax deficiency, assessment or claim that has been asserted against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(gg)    Except as disclosed in the Offering Memorandum and the Final Memorandum, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act or to require the Company to include any securities held by any person in any registration statement filed by the Company under the Securities Act.
(hh)    Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum and the Final Memorandum will be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(ii)    Within the preceding six months, none of the Company or any of its Affiliates has, directly or through any agent, made offers to sell or sales of any security of the Company, or solicited offers to buy any securities of the Company of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder.
(jj)    None of the Company or any of its Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(kk)    None of the Company, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(ll)    None of the Company or any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company with respect to the proposed offering of the Notes (except as contemplated by this Agreement).
(mm)    The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
(nn)    Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 3 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in each Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(oo)    None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(pp)    There are, and during the last 12 months there have been, no disputes between the Company and any of its ten largest suppliers (as measured by dollar volume of goods purchased by the Company) (“Material Suppliers”) or ten largest customers (as measured by dollar volume of goods sold by the Company) (“Material Customers”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has received no notice, and is not otherwise aware, of any anticipated dispute with any of its Material Suppliers and Material Customers, or that (i) any Material Supplier intends to cease or reduce its supply to the Company or (ii) any Material Customer intends to cease or reduce its purchases from the Company, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(qq)    Except as provided for herein or as disclosed in the Offering Memorandum and the Final Memorandum, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the Transactions.

(rr)    There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Initial Purchasers in connection with the execution and delivery of this Agreement or the initial issuance or sale by the Company of the Notes.
(ss)    None of the Company, the Guarantors, their Subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or Affiliate of the Company, the Guarantors or any of their Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act 2010 or any other applicable anti-bribery or corruption law or statute (the “Anti-Bribery and Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act 2010, the OECD Convention on Bribery of Foreign Public Officials in International Transactions or similar laws or regulations of any other relevant jurisdiction; and the Company, the Guarantors, their Subsidiaries and, to the knowledge of the Company and the Guarantors, its Affiliates have conducted their businesses in compliance with the Anti-Bribery and Corruption Laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and compliance with, as applicable, the UK Bribery Act 2010, the OECD Convention on Bribery of Foreign Public Officials in International Transactions and applicable Anti-Bribery and Corruption Laws of any other relevant jurisdiction. To the knowledge of the Company and the Guarantors, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Company, the Guarantors or their Subsidiaries, or any of their directors, officers, employees, associated parties or persons acting on their behalf in relation to a breach of the Anti-Bribery and Corruption Laws. The Company will not directly or indirectly use, lend or contribute the proceeds raised under the Agreement for any purpose that would breach the Anti-Bribery and Corruption Laws.
(tt)    The operations of the Company and its Subsidiaries (i) are and have been conducted at all times in compliance with the money laundering laws of all jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), (ii) have instituted and will maintain and enforce policies and procedures designed to ensure compliance with the Money Laundering Laws; and (iii)

confirm and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, including but not limited to their respective officers, directors, employees, agents or affiliates, with respect to the Money Laundering Laws is current, pending or, to the knowledge of the Company and the Guarantors, threatened. The Company and its Subsidiaries or any of their respective officers, directors, employees, agents or affiliates shall not directly or indirectly use the transaction proceeds in a manner that would breach Money Laundering Laws.
(uu)    None of the Company, any of its Subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or equivalent EU or United Nations measure or Her Majesty’s Treasury or any other relevant sanctions laws (collectively, “Sanctions”) nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to (i) any Subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person subject to any then-current U.S. sanctions administered by OFAC or any equivalent EU or United Nations measure or sanctions administered by Her Majesty or any other relevant sanctions laws, (ii) fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person or with any Sanctioned Country that at the time of the dealing or transaction is or was the subject or the target of Sanctions. It is acknowledged and agreed that the representations and undertakings in this Clause (uu) will not apply if and to the extent that they are or would be unenforceable by reason of breach of any provision of (i) Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union), or (ii) any similar anti-boycott law in the United Kingdom. With regard to Deutsche Bank AG, London Branch, this representation and warranty shall apply only and if to the extent that it does not result in a violation of Council Regulation (EC) No. 2271/96 of 22 November 1996, the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes) or any applicable anti-boycott laws or regulations.

(vv)    Application has been made by the Company and the Guarantors for the Notes to be admitted to the Official List of the Exchange and admitted to trading on the Global Exchange Market of the Exchange.
(ww)    Except as disclosed in the Offering Memorandum and the Final Memorandum, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s, the Guarantors’ and their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Guarantors and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Guarantors and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that would reasonably be expected to cause a Material Adverse Effect. Except as disclosed in the Offering Memorandum and the Final Memorandum, neither the Company, the Guarantors, nor their respective subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would reasonably be expected to result in a Material Adverse Effect. The Company, the Guarantors and their respective subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by regulatory standards applicable to the Company or their IT Systems. The Company, the Guarantors and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations applicable to the privacy and security of its IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
Each certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company or the Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.
2.Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell €300,000,000 aggregate principal amount of Notes, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto at a purchase price equal to 98.500% of the principal amount thereof plus accrued interest from July 28, 2021 (the “Purchase Price”). One or more certificates in definitive form or global form, as instructed by the Representative for the Notes that the Initial Purchasers have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative requests upon notice to the Company not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to a common depositary (the “Common Depositary”) for Euroclear and Clearstream for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Company. Such delivery of and payment for the Notes shall be made at the offices of Vinson & Elkins LLP (“Counsel for the Company”), 1001 Fannin, Suite 2500, Houston, Texas 77002 at 10:00 A.M., London time, on July 28, 2021, or at such other place, time or date as the Representative and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”
3.Offering of the Notes and the Initial Purchasers’ Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:
(a)    It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).
(b)    It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) QIBs or (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers”, which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Offering Memorandum and the Final Memorandum under the caption “Notice to Investors.”
(c)    It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) under the Securities Act.
(d)    With respect to offers and sales outside the United States:
(i)at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and July 28, 2021, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”;
(ii)such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b); accordingly, such Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and such Initial Purchaser has complied and will comply with the offering restrictions requirements of Regulation S;
(iii)it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and
(iv)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Terms used in Sections 3(d)(i) and (ii) have the meanings given to them by Regulation S.
(e)Each of the Company and the Guarantors acknowledges and agrees that the Initial Purchasers may offer and sell Notes to or through any of their respective affiliates and that any such affiliate may offer and sell Notes purchased by it to or through its affiliated Initial Purchaser.
4.Covenants of the Company. The Company and the Guarantors, jointly and severally, covenant and agree with the Initial Purchasers that:
(a)    The Company will prepare the Offering Memorandum and the Final Memorandum in the form approved by the Representative and will not amend or supplement the Offering Memorandum or the Final Memorandum or otherwise distribute or refer to any “written communication” (as defined under Rule 405 of the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (other than the Offering Memorandum, the Final Memorandum and the Company Additional Written Information) without first furnishing to the Representative a copy of such proposed amendment or supplement and will not use or file any amendment or supplement to which the Representative may reasonably object.
(b)    The Company will furnish to the Initial Purchasers and to Cahill Gordon & Reindel LLP (“Counsel for the Initial Purchasers”) concurrently with the Time of Sale and during the period referred to in paragraph (c) below, without charge, as many copies of the Offering Memorandum and the Final Memorandum and any amendments and supplements thereto as they reasonably may request.
(c)    At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which the Offering Memorandum or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum or the Final Memorandum, to comply with applicable law, the Company will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchasers, at its own expense, an amendment or supplement to the Offering Memorandum or the Final Memorandum, so that the statements in the Offering Memorandum or Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum or Final Memorandum, is delivered to a purchaser, be misleading or so that the Offering Memorandum or Final Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Offering Memorandum or Final Memorandum, to the Initial Purchasers and Counsel for the Initial Purchasers, without charge, in such quantities as may be reasonably requested.
(d)    The Company will (i) qualify the Notes and the Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may reasonably designate and (ii) maintain such qualifications for so long as reasonably required for the resale of the Notes by the Initial Purchasers; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or subject itself to taxation in any jurisdiction where it is not presently qualified or so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)    At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, (x) the Company will deliver to the Initial Purchasers such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request and (y) whenever it or any of its Subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. At any time prior to the first anniversary of the Closing Date, the Company will notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as reasonably practicable after the Company becomes aware of any such decrease, notice or public announcement.
(f)    The Company will not and will not permit any of its Affiliates to resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.
(g)    None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.
(h)    None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(i)    None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

(j)    The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum and the Final Memorandum.
(k)    So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)
(l)    The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers to cause the Securities to be eligible for clearance and settlement through Euroclear and Clearstream. For so long as the Securities are eligible for resale in reliance on Rule 144A or Regulation S, if requested by the Initial Purchasers, the Company will use its reasonable efforts to permit the Securities to be eligible for settlement through the book-entry facilities of Euroclear and Clearstream.
(m)    The Company and the Guarantors will (i) use their reasonable best efforts to list and to maintain the listing of the Notes on the Official List of the Exchange for trading on the Global Exchange Market for so long as such Notes are outstanding and (ii) deliver to the Irish Financial Services Regulatory Authority and the Exchange copies of the Offering Memorandum, the Final Memorandum and such other documents, information and undertakings as may be required in connection with obtaining such listing.
(n)    Until completion of the distribution, neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes, or issue any press release or other public announcement referring to the offering of the Notes that does not adequately disclose the fact that stabilizing action may take place with respect to the Notes. In the event that any stabilization action is taken in accordance with Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 (“MAR”), the Company and the Guarantors authorize the Representatives to make adequate public disclosure of the information required by MAR and Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 506/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions to applicable buy-back programmes and stabilisation measures.

(o)    For so long as any Notes are outstanding, the Company and its Subsidiaries will conduct their operations in a manner that will not subject the Company or any Subsidiary to registration as an investment company under the Investment Company Act.
(p)    Each Note will bear the legend contained in “Notice to Investors” in the Offering Memorandum and the Final Memorandum for the time period and upon the other terms stated in the Offering Memorandum and the Final Memorandum.
(q)    The Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 60 days after the date hereof, without the prior written consent of the Representative.
(r)    Each of the Company and each Guarantor acknowledges and agrees that each of the Initial Purchasers is acting solely in the capacity of an arm’s length contractual counterparty to the Company and each Guarantor with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any Guarantor or any other person. Additionally, no Initial Purchaser is advising the Company, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and each Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Transactions, and the Initial Purchasers shall have no responsibility or liability to the Company or any Guarantor with respect thereto. Any review by the Initial Purchasers of the Company, any Guarantor, the Transactions or other matters relating to the Transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company or any Guarantor.
(s)    So long as the Notes are listed on the Official List of the Exchange and the rules of the Exchange so require, the Company shall maintain a Paying Agent, Registrar and Transfer Agent in Ireland.
5.Expenses. (a) Whether or not the Transactions are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other similar taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all expenses and listing fees incurred in connection with the application for admission of the Notes on the Global Exchange Market of the Irish Stock Exchange, (v) any fees charged by rating agencies for the rating of the Notes, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 5(b) of this Agreement, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, taxes on their net income, profits or gains, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.
(b)If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes; provided that in the case of a termination pursuant to any of clauses (i) (other than a termination as a result of a suspension in trading in any securities of the Company), (ii), (iii) or (iv) of Section 10(a) hereof, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers upon demand for one-half of all reasonable and documented out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.
6.Conditions to the Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and agreements hereunder and to the following additional conditions:
(a)    The Initial Purchasers shall have received (i) an opinion and negative assurance statement, dated the Closing Date, of Counsel for the Company, the form of which is attached as Exhibit A, and (ii) an opinion, dated the Closing Date, of Brian E. Anderson, Esq., general counsel for the Company, the form of which is attached as Exhibit B.
(b)    The Initial Purchasers shall have received an opinion, dated the Closing Date, of Counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.
(c)    The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the historical consolidated financial statements and certain financial information of the Company included in or incorporated by reference into the Offering Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” within three days of the date of such letter. References to the Offering Memorandum and the Final Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.
(d)     (i) None of the Company nor any of its Subsidiaries, shall have sustained, since the date of the latest audited historical consolidated financial statements included or incorporated by reference in the Offering Memorandum and the Final Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum and the Final Memorandum (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in the Offering Memorandum and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or other ownership interests or long-term debt of the Company and its Subsidiaries, considered as one enterprise, or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, earnings, financial condition, results of operations or management of the Company and its Subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, otherwise than as set forth in the Offering Memorandum and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner described in the Offering Memorandum and the Final Memorandum (exclusive of any amendment or supplement thereto).
(e)    The Initial Purchasers shall have received certificates dated the Closing Date and in form and substance reasonably satisfactory to the Initial Purchasers, of (i) the Chief Executive Officer and the Chief Financial Officer of the Company and (ii) each Guarantor: as to the accuracy of the representations and warranties of the Company and the Guarantors in this Agreement at and as of the Closing Date; that the Company and or the applicable Guarantor(s), as the case may be, have performed all covenants and agreements and satisfied all conditions on its or their part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Section 6(d) (in the case of the certificate from the Company’s officers only).
(f)    The Notes shall have received initial ratings by Standard & Poor’s and Moody’s, and, subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or any of the Company’s other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Notes or any of the Company’s other debt securities or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.
(g)    The Notes shall be eligible for clearance and settlement through the Common Depositary, Euroclear and Clearstream.
(h)    On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.
7.[Reserved].
8.Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Initial Purchaser against any losses, claims, damages, costs, expenses or liabilities, joint or several, to which such Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, each Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by such Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative specifically for use therein as set forth in Section 12 hereof.
(b)Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors and their respective affiliates, directors, officers, and each person, if any, who controls any of the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative specifically for use therein as set forth in Section 12 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.
(c)Promptly after receipt by any person to whom indemnity may be available under this Section 8 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 8 (the “indemnifying party”), notify such indemnifying party in writing of the commencement thereof; but the failure to so notify such indemnifying party will not relieve such indemnifying party from (i) any liability which it may have under paragraphs (a) and (b) of this Section 8 to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of the failure or (ii) any other liability which it may have to such indemnified party. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action (such approval not to be unreasonably withheld or delayed), such indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (in addition to one local counsel in any jurisdiction) for any indemnified person in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances) or (ii) such indemnifying party does not promptly retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding and does not contain any statement as to or finding of fault, culpability or failure to act by or on behalf of such indemnified party.
(d)(i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Company and the Guarantors, jointly and severally, on the one hand, and the Initial Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses, but, for the avoidance of doubt, net of the Initial Purchasers’ discounts) received by the Company bear to the total discounts, commissions and fees received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum or this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Initial Purchasers were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and fees received by such Initial Purchaser from the Company in connection with the purchase of the

Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ respective obligations to contribute hereunder are several in proportion to their respective obligations to purchase Notes as set forth on Schedule I hereto and not joint. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 8(a) hereof shall have the same rights to contribution as such Initial Purchaser, and each affiliate, director or officer of the Company or any Guarantor and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.
(e)The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any obligations or liabilities which the Company and the Guarantors may otherwise have and the obligations of the respective Initial Purchasers under this Section 8 shall be in addition to any obligations or liabilities which the Initial Purchasers may otherwise have.
9.Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers, and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, their respective officers or directors or any controlling person referred to in Section 8 hereof or any Initial Purchaser, its affiliates, directors, officers and controlling persons and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 8, 9, 13, 14, 15 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
10.Termination. (a) The Representative may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date and after the execution of this Agreement (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market, the Irish Stock Exchange, the London Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii)  there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, the United Kingdom or Ireland; (iii) a banking moratorium shall have been declared by New York or United States authorities or by the competent governmental or regulatory authorities in the United Kingdom or Ireland; or (iv) there shall have been (A) an outbreak or escalation of hostilities between the European Union, any member state thereof, the

United Kingdom or the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the European Union, any member state thereof, the United Kingdom or the United States, (C) the occurrence of any other calamity or crisis or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets or the international financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes as disclosed in the Preliminary Memorandum, the Offering Memorandum or the Final Memorandum, exclusive of any amendment or supplement thereto.
(b)Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof.
11.Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers and the Company who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth herein.
Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Company or the Representative may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Company or Counsel for the Initial Purchasers, may be necessary.

12.Information Supplied by Initial Purchasers. The statements set forth in the second sentence of the sixth paragraph and seventh paragraph under the heading “Plan of Distribution” in the Offering Memorandum and the Final Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 1(a) and 8 hereof.
13.Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Deutsche Bank AG, London Branch, Winchester House. 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Attention: Ray Dukes / Leveraged Debt Capital Markets, Telephone: +44 (0)20 7547 3275, (e-mail: ray.dukes@db.com), with a copy to Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005, Attention: Anthony K. Tama and if sent to the Company or any Guarantor, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Belden Inc., 1 North Brentwood Boulevard, 15th Floor, St. Louis, Missouri 63105, Attention: Brian E. Anderson, with a copy to Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas, 77002, Attention: David Stone. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.
14.Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any affiliate, director or officer of an Initial Purchaser and any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company and the Guarantors, and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Initial Purchaser shall be deemed a successor to such Initial Purchaser because of such purchase.
15.Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by the laws of the State of New

York without giving effect to any conflicts of law provisions that would apply the laws of another jurisdiction.
16.Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the Borough of Manhattan in the City, County and State of New York, which jurisdiction is exclusive, and the Company and the Guarantors hereby consent to the jurisdiction of such courts. Each of the Company and the Guarantors unconditionally waives any objection to the laying of venue of any such suit or proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim that any such suit or proceeding in any such court has been brought in an inconvenient forum.
(b)Each party agrees that any service of process or other legal summons in connection with any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided in Section 13 hereof. Nothing in this Section 16 shall affect the right of the parties to serve process in any other manner permitted by law.
(c)Each of the Company, the Guarantors and the Initial Purchasers hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Guarantors and the Initial Purchasers agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon any such judgment.
17.Authority of Representative. Any action by the Initial Purchasers hereunder may be taken by Deutsche Bank AG, London Branch on behalf of the Initial Purchasers, and any such action taken by Deutsche Bank AG, London Branch shall be binding upon the Initial Purchasers.
18.Judgment Currency.
(a)The Company and each of the Guarantors, jointly and severally, agree to indemnify each Initial Purchaser, its directors, officers, affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Initial Purchaser as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than euros and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase euro with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
(b)Each Initial Purchaser, severally and not jointly, agrees to indemnify the Company and the Guarantors and their respective affiliates, directors, officers, and each person, if any, who controls any of the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Company or such Guarantor, as applicable, as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a judgment currency and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase euro with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of each Initial Purchaser and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
19.Agreement and Acknowledgment with Respect to the Exercise of European Union Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Initial Purchaser and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:
(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Initial Purchaser (the “Relevant BRRD Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii)    the conversion of all, or a portion, of the BRRD Liability into shares or other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);
(iii)    the cancellation of the BRRD Liability; and

(iv)    the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
For purposes of this Section 19:
“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement each as described in the EU Bail-in Legislation Schedule from time to time;
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;
“BRRD Party” means each Initial Purchaser;
“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.
20.Agreement and Acknowledgment with Respect to the Exercise of UK Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Initial Purchaser and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:
(a)    the effect of the exercise of UK Bail-in Powers by the relevant UK Resolution Authority in relation to any UK Bail-in Liability of an Initial Purchaser (the

“Relevant UK Bail-in Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i)    the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;
(ii)    the conversion of all, or a portion, of the UK Bail-in Liability into shares or other securities or other obligations of a Relevant UK Bail-in Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);
(iii)    the cancellation of the UK Bail-in Liability; and
(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)    the variation of the terms of this Agreement, to the extent necessary, to give effect to the exercise of UK Bail-in Powers by the relevant UK Resolution Authority.
For purposes of this Section 20:
“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);
“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and
“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.
“UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to a Relevant UK Bail-in Party.
21.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
22.MiFID Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the responsibilities of manufacturers under the Product Governance Rules:
(a)Deutsche Bank AG, London Branch (a “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Memorandum, the Pricing Supplement and the Offering Memorandum; and
(b)the Manufacturer together with the Company and the Guarantors note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturer and the related information set out in the Preliminary Memorandum, the Pricing Supplement and the Offering Memorandum in connection with the Securities.
23.UK Co-Manufacturer Agreement. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:
(a)Deutsche Bank AG, London Branch, a “UK Manufacturer” understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Preliminary Memorandum, the Pricing Supplement and the Offering Memorandum in connection with the Securities; and
(b)The UK Manufacturer, the Company and the Guarantors note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the Preliminary Memorandum, the Pricing Supplement and the Offering Memorandum in connection with the Securities.
24.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)For purposes of this Section 24:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[The remainder of this page is intentionally left blank.]

    If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Initial Purchasers.
Very truly yours,
BELDEN INC.
By: /s/ Brian E. Anderson
Name:    Brian E. Anderson
Title:    Senior Vice President, Legal,
General Counsel and Corporate
Secretary

BELDEN WIRE & CABLE COMPANY LLC
BELDEN HOLDINGS, LLC
CDT INTERNATIONAL HOLDINGS LLC
BELDEN 1993 LLC
PPC BROADBAND, INC.
GARRETTCOM, INC.
PROSOFT TECHNOLOGY, INC.
VIA HOLDINGS I, INC.
VIA HOLDINGS II, INC.
TRIPWIRE, INC.
THINKLOGICAL, LLC

By: /s/ Anne Malyszko
Name:    Anne Malyszko
Title:    Treasurer

[Signature Page to Purchase Agreement]

Accepted as of the date first above written:
DEUTSCHE BANK AG, LONDON BRANCH
By:    /s/ Matthias Russwurm
    Authorized Signatory
By:    /s/ Ray Dukes
    Authorized Signatory

J.P. MORGAN SECURITIES PLC
By:    /s/ Marco Prono
    Name: Marco Prono
    Title: Managing Director
UBS SECURITIES LLC
By:    /s/ Cameron J. Soelberg
    Name: Cameron J. Soelberg
    Title: Managing Director
By:    /s/ Jasneeraj Dhanoa
    Name: Jasneeraj Dhanoa
    Title: Executive Director
WELLS FARGO SECURITIES INTERNATIONAL LIMITED
By:    /s/ Robert Ritchie
    Name: Robert Ritchie
    Title: CIB EMEA Head of Banking & Capital Markets
STIFEL, NICOLAUS & COMPANY, INCORPORATED
By:    /s/ Chris Auld
    Name: Chris Auld
    Title: Managing Director
[Signature Page to Purchase Agreement]

THE BENCHMARK COMPANY, LLC
By:    /s/ John J Borer III
    Name: John J Borer III
    Title: Senior Managing Director

TRUIST SECURITIES, INC.
By:    /s/ Chris White
    Name: Chris White
    Title: MD
[Signature Page to Purchase Agreement]

SCHEDULE I
INITIAL PURCHASERS

Initial Purchaser	Aggregate Principal Amount of Notes to be Purchased from the Company

Deutsche Bank AG, London Branch	€120,000,000
J.P. Morgan Securities plc	45,000,000
UBS Securities LLC	45,000,000
Wells Fargo Securities International Limited	45,000,000
Stifel, Nicolaus & Company, Incorporated	15,000,000
The Benchmark Company, LLC	15,000,000
Truist Securities, Inc.	15,000,000
Total	€ 300,000,000

S-I-1

SCHEDULE II
GUARANTORS

Guarantor	Jurisdiction of Formation

BELDEN WIRE & CABLE COMPANY LLC	Delaware
BELDEN HOLDINGS, LLC	Delaware
CDT INTERNATIONAL HOLDINGS LLC	Delaware
BELDEN 1993 LLC	Delaware
PPC BROADBAND, INC.	Delaware
GARRETTCOM, INC.	California
PROSOFT TECHNOLOGY, INC.	California
VIA HOLDINGS I, INC.	Delaware
VIA HOLDINGS II, INC.	Delaware
TRIPWIRE, INC.	Delaware
THINKLOGICAL, LLC	Delaware
S-II-1

SCHEDULE III

Subsidiary	Company’s Ownership Interest

GarrettCom India Private Ltd. (India)	49%
Opterna Telecommunications Trading L.L.C. (U.A.E.)	49%
Shanghai Hite-Belden Network Technology Co., Ltd.	51%
Societe Opterna Africa (Tunisia)	74%

S-III-1

EXHIBIT A
1.    The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware, with full corporate power and authority necessary to own or lease its properties and to conduct its business, in each case as described in the Offering Memorandum and the Final Memorandum in all material respects. Each of the Covered Guarantors [DE only] is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware, with full corporate or limited liability company power and authority, as applicable, necessary to own or lease its properties and to conduct its business, in each case as described in the Offering Memorandum and the Final Memorandum in all material respects. The Company and each Covered Guarantor is duly qualified to do business as a foreign entity and is in good standing under the laws of each such jurisdiction set forth opposite the respective entity’s name on Annex A hereto.
2.    The Indenture has been duly and validly authorized, executed and delivered by the Company and the Covered Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee and the Guarantors other than the Covered Guarantors) constitutes the valid and legally binding agreement of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and an implied covenant of good faith and fair dealing, regardless of whether enforcement is considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).
3.    The Notes have been duly and validly authorized, executed and delivered by the Company and, when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the Guarantors other than the Covered Guarantors, and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against each of them in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
4.    The Guarantees have been duly and validly authorized, executed and delivered by the Covered Guarantors and, when the Notes have been paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming (i) the due authorization, execution and delivery of the Guarantees by the Guarantors other than the Covered Guarantors, (ii) the due authorization, execution and delivery of the Indenture by the Trustee and the Guarantors other than the Covered Guarantors, and (iii) the due authentication and delivery of the Guarantees by the Guarantors other than the Covered Guarantors in accordance with the Indenture), will constitute the valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of them in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

5.    The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Covered Guarantors.
6.    The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers and the issuance of the Guarantees) will not constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) any of (i) the certificate of incorporation or the bylaws of the Company or the comparable organizational documents of the Covered Guarantors, or (ii) any statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority known to such counsel, except, with respect to clause (ii) only, for any such conflict, breach, violation or default that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. With respect to clause (ii) above, such counsel need not express any opinion as to the applicability of any federal or state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.
7.    No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes and the issuance of the Guarantees by the Guarantors or the consummation by the Company and the Guarantors of the other transactions contemplated by the Purchase Agreement, except (i) such as may be required under state securities or Blue Sky laws, as to which such counsel need not express any opinion, (ii) such as may be required under federal securities laws, as to which such counsel need not express any opinion other than the opinion provided in paragraphs 8 and 9 below, and (iii) those which have previously been obtained.
8.    None of the Company and the Guarantors are, and immediately after the sale of the Securities to be sold pursuant to the Purchase Agreement and the application of the proceeds from such sale (as described in the Offering Memorandum and the Final Memorandum under the caption “Use of Proceeds”) will be, an “investment company” as such term is defined in the Investment Company Act.
9.    Assuming the accuracy of the representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, no registration under the Securities Act is required in connection with the sale of the Notes to the Initial Purchasers or in connection with the initial resale of the Notes by the Initial Purchasers, in each case as contemplated by the Purchase Agreement, the Offering Memorandum and the Final Memorandum.
10.    The statements under the captions “Description of Notes” and “Certain United States Federal Income Tax Consequences” in the Offering Memorandum and the Final Memorandum, insofar as such statements relate to statements of law or summaries of documents referred to therein or of legal conclusions, have been reviewed by such counsel and such statements of law and summaries of documents are accurate in all material respects.

In addition, such counsel shall also state that it has participated in conferences with representatives of the Company and the Guarantors and with representatives of the Company’s independent accountants at which conferences the contents of the Offering Memorandum and the Final Memorandum and any amendment and supplement thereto and related matters were discussed. Although such counsel has not undertaken to determine independently, and does not assume any responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and the Final Memorandum (except as expressly provided in paragraph 10 above), based upon the participation described above, nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum, as of the Time of Sale, or that the Final Memorandum, as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel need not express any comment or belief with respect to the financial statements and notes and related schedules and other financial and accounting data contained in or omitted from the Offering Memorandum or the Final Memorandum.

EXHIBIT B
Deutsche Bank AG, London Branch
J.P. Morgan Securities plc
UBS Securities LLC
Wells Fargo Securities International Limited
Stifel, Nicolaus & Company, Incorporated
The Benchmark Company, LLC
Truist Securities, Inc.

c/o Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

Re:    Belden Inc. Offering of 3.375% Senior Subordinated Notes due 2031
Ladies and Gentlemen:
I am Senior Vice President, Legal, General Counsel and Corporate Secretary of Belden Inc., a Delaware corporation (the “Company”). In that capacity I have acted as counsel for the Company and the Guarantors (as defined below) with respect to the matters described herein. This letter is being delivered in response to the requirement in Section 6(a) of the Purchase Agreement dated July 14, 2021 (the “Purchase Agreement”), among Deutsche Bank AG, London Branch and the other purchasers listed on Schedule I to the Purchase Agreement (the “Initial Purchasers”), the Company, the guarantors listed on Schedule II to the Purchase Agreement (the “Guarantors”) relating to the sale by the Company of €300,000,000 in aggregate principal amount of the Company’s 3.375% Senior Subordinated Notes due 2031 (the “Notes”) to be issued under the Indenture, dated as of July 28, 2021 (the “Indenture”), among the Company, the Guarantors, Deutsche Trustee Company Limited, as Trustee (the “Trustee”), Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. The Notes are guaranteed pursuant to the guarantees to be issued by the Guarantors on the date hereof, as evidenced by the Notations of Guarantees (the “Guarantees,” and together with the Notes, the “Securities”). Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.
In connection with the preparation of this letter, I have among other things read:
(a)the Preliminary Offering Memorandum, dated July 14, 2021, relating to the offering and sale of the Notes (the “Preliminary Offering Memorandum”);
B-1

(b)the Supplement to the Preliminary Offering Memorandum, dated July 14, 2021 (the “Pricing Supplement” and, collectively with the Preliminary Offering Memorandum, the “Offering Memorandum”);
(c)the Offering Memorandum, dated July 14, 2021, relating to the offering and sale of the Notes (the “Final Offering Memorandum”);
(d)an executed copy of the Purchase Agreement;
(e)an executed copy of the Indenture;
(f)the executed Notes and the executed Guarantees;
(g)a copy of the resolutions adopted by the Board of Directors of the Company at a meeting held on [ ], 2021;
(h)a copy of the resolutions adopted by the Pricing Committee of the Board of Directors, of the Company dated [ ], 2021, under authority delegated to it by the Board of Directors;
(i)a copy of the resolutions adopted by the boards of directors of the Guarantors dated [ ], 2021;
(j)copies of all certificates and other documents delivered in connection with the sale of the Notes on the date hereof and the consummation of the other transactions contemplated by the Purchase Agreement; and
(k)such other records, certificates and documents as I have deemed necessary or appropriate in order to deliver the opinions set forth herein.
Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, I advise you that:
1.To my knowledge and except as described in the Offering Memorandum and the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect; and to my knowledge and except as described in the Offering Memorandum and the Final Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or others that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.The execution, delivery and performance by the Company and each of the Guarantors (as applicable) of the Purchase Agreement, the Indenture, the Notes and the Guarantees and the issuance and sale of the Securities as described in the Offering Memorandum and the Final Memorandum do not and will not result in a material breach, default or violation
B-2

under any existing obligation of or restriction on such entity under any agreements filed (including by incorporation by reference) pursuant to Items 601(b)(l)(2),(4) or (10) of Regulation S-K as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent current reports on Form 8-K (collectively, the “Material Agreements”), it being expressly understood that I express no opinion as to any federal securities laws, securities laws of any state or foreign jurisdiction (including “Blue Sky” laws), the indemnification and contribution provisions of the Purchase Agreement or the effect of such entity’s performance of its obligations on such entity’s compliance with financial covenants or covenants requiring financial calculations. If a Material Agreement is governed by the laws of a jurisdiction other than Missouri, I have assumed such Material Agreement is governed by the laws of Missouri.
I am admitted to practice law in the State of Missouri and the opinion expressed herein is limited to the present law of the State of Missouri and the federal law of the United States. I express no opinion as to the laws of any other jurisdiction. To the extent the opinions expressed herein are governed by laws other than the State of Missouri or federal law of the United States, I have assumed with your permission that the laws of each such other jurisdiction are the same as the laws of the State of Missouri.
This opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters. The foregoing opinions are limited in all respects to existing applicable laws, each as in effect on the date hereof I undertake no obligation or responsibility to update or supplement my opinions set forth herein in response to subsequent changes in the law or to reflect facts or circumstances that arise after the date of this opinion and come to our attention.
This opinion letter is provided in my capacity as General Counsel to the Company in connection with the transactions contemplated by the Purchase Agreement. You may rely upon this letter only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person (including any person that acquires securities from you) other than you may rely on this letter for any purpose; provided, however, my opinion may be relied upon by the Trustee under the Indenture; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.
Very truly yours,
Brian E. Anderson, Esq.
Senior Vice President – Legal, General Counsel and
Corporate Secretary, Belden Inc.
B-3